EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-128488) previously filed by WPCS International Incorporated, of our report, dated June 28, 2006, except for the second paragraph of Note 15, which is as of July 19, 2006, on our audits of the consolidated financial statements of WPCS International Incorporated and subsidiaries as of April 30, 2006 and 2005, and for the years then ended.

/s/ J. H. COHN LLP

Roseland, New Jersey
July 27, 2006